Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated May 13, 2013 relating to the consolidated balance sheet of Directview Holdings, Inc. and Subsidiaries as of December 31, 2012 and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended.

/s/ D’Arelli Pruzansky, P.A.

Certified Public Accountants

Boca Raton, Florida

March 13, 2014